Exhibit 99.1

Company contacts:

Bob Blair

Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WD® ANNOUNCES Q2 RESULTS AND OPERATIONS UPDATE, REFLECTING CONTINUED PROGRESS IN FLOOD RECOVERY

IRVINE, Calif.—Jan. 23, 2012—Western Digital Corp. (NYSE: WDC) today reported revenue of $2.0 billion, hard-drive unit shipments of 28.5 million and net income of $145 million, or $0.61 per share, for its second fiscal quarter ended Dec. 30, 2011. Excluding charges and expenses related to the Thailand flooding and the planned acquisition of Hitachi Global Storage Technologies (HGST), non-GAAP net income was $358 million or $1.51 per share.1 During the quarter, the company incurred charges and expenses of $199 million related to the flooding and expenses of $14 million associated with the planned acquisition of HGST.

In the year-ago quarter, the company reported revenue of $2.5 billion, net income of $225 million, or $0.96 per share, and shipped 52.2 million hard drives.

The company generated $378 million in cash from operations during the December quarter, ending with total cash and cash equivalents of $3.9 billion.

WD Announces Q2 Results and Operations Update,

Reflecting Continued Progess in Flood Recovery

Operations Update

The company also announced it has made significant additional progress to restore its manufacturing capacity following the recent flooding in Thailand. It has continued to ramp HDD production in Thailand and yesterday resumed slider production which had been suspended since October 10. The company now believes its manufacturing capacity will be back to pre-flood capabilities in the quarter ending September 2012.

“We have made substantial progress in restoring WD’s manufacturing capabilities in the aftermath of the historic flooding in Thailand, and this is reflected in our second quarter financial results and in the resumption of our operations there,” said John Coyne, president and chief executive officer. “While much work remains to be done over the next several quarters to reach our pre-flood manufacturing capabilities, the progress thus far is significantly ahead of our original expectations and is a tribute to the dedicated and effective actions of our employees, contractors and Thai government agencies, the efforts of our supply partners and the support of our customers. We are grateful to all involved in this extraordinary effort.”

HGST Acquisition

The company’s plan to complete the acquisition of HGST is on track to close by March 2012. The company continues to work on obtaining the regulatory approval of the transaction from the remaining government agencies.

Conference Call

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at www.westerndigital.com/investor, click on “Conference Calls.” The telephone replay number is 1-866-403-7115 in the U.S. or +1-203-369-0585 for international callers.

WD Announces Q2 Results and Operations Update,

Reflecting Continued Progess in Flood Recovery

About WD

WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its advanced technologies are configured into applications for client and enterprise computing, embedded systems and consumer electronics, as well as its own consumer storage and home entertainment products.

WD was founded in 1970. The company’s storage products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital® and WD® brand names. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the company’s belief that its manufacturing capacity will be back to pre-flood capabilities in the quarter ending September 2012 and the expected timing of its planned acquisition of HGST. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties about the timeframe for the full restoration of the company’s operations in Thailand and the expansion of production capacity in Malaysia, as well as associated costs for such restoration and expansion; uncertainties concerning the availability and cost of commodity materials and specialized product components and the adverse impacts of the Thailand flooding on such availability and

WD Announces Q2 Results and Operations Update,

Reflecting Continued Progess in Flood Recovery

associated costs; delays in or failure to obtain any required regulatory approvals with respect to the company’s planned acquisition of HGST, or failure to consummate or delay in consummating the transaction for other reasons; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Oct. 28, 2011, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

###

Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks mentioned herein belong to their respective owners.

[1]

Non-GAAP net income for the second quarter fiscal 2012 consists of GAAP net income of $145 million plus $199 million for charges and expenses related to the flooding and $14 million of acquisition-related expenses. Non-GAAP earnings per share of $1.51 for the second quarter is calculated by using the same 237 million diluted shares as is used for GAAP earnings per share.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	September 30,	September 30,
	Dec. 30,	Jul. 1,
	2011	2011

ASSETS

Current assets:
Cash and cash equivalents	$3,924	$3,490
Accounts receivable, net	747	1,206
Inventories	466	577
Other	261	214

Total current assets	5,398	5,487
Property, plant and equipment, net	2,091	2,224
Goodwill	151	151
Other intangible assets, net	63	71
Other assets	104	185

Total assets	$7,807	$8,118

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$883	$1,545
Accrued expenses	364	349
Accrued warranty	124	132
Current portion of long-term debt	181	144

Total current liabilities	1,552	2,170
Long-term debt	50	150
Other liabilities	282	310

Total liabilities	1,884	2,630
Total shareholders’ equity	5,923	5,488

Total liabilities and shareholders’ equity	$7,807	$8,118

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	Dec. 30, 2011	Dec. 31, 2010	Dec. 30, 2011	Dec. 31, 2010

Revenue, net	$1,995	$2,475	$4,689	$4,871
Cost of revenue	1,347	2,000	3,500	3,959

Gross margin	648	475	1,189	912

Operating expenses:
Research and development	191	169	384	336
Selling, general and administrative	96	66	185	125
Charges related to flooding	199	—	199	—

Total operating expenses	486	235	768	461

Operating income	162	240	421	451
Net interest and other	(2)	(1)	(3)	(1)

Income before income taxes	160	239	418	450
Income tax provision	15	14	34	28

Net income	145	$225	$384	$422

Income per common share:
Basic	$0.62	$0.98	$1.64	$1.83

Diluted	$0.61	$0.96	$1.62	$1.80

Weighted average shares outstanding:
Basic	234	230	234	230

Diluted	237	235	237	235

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	Dec. 30, 2011	Dec. 31, 2010	Dec. 30, 2011	Dec. 31, 2010

Cash flows from operating activities
Net income	$145	$225	$384	$422
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	140	151	298	301
Stock-based compensation	24	18	41	37
Deferred income taxes	9	1	18	1
Non-cash portion of charges related to flooding	109	—	109	—
Changes in operating assets and liabilities	(49)	110	(120)	134

Net cash provided by operating activities	378	505	730	895

Cash flows from investing activities
Purchases of property, plant and equipment	(120)	(250)	(253)	(450)

Cash used in investing activities	(120)	(250)	(253)	(450)

Cash flows from financing activities
Employee stock plans, net	22	22	20	31
Repurchases of common stock	—	—	—	(50)
Repayment of long-term debt	(31)	(25)	(63)	(50)

Net cash used in financing activities	(9)	(3)	(43)	(69)

Net increase in cash and cash equivalents	249	252	434	376
Cash and cash equivalents, beginning of period	3,675	2,858	3,490	2,734

Cash and cash equivalents, end of period	$3,924	$3,110	$3,924	$3,110